EXHIBIT 99.1

September 5, 2023

TO:	All Stockholders
(Addressed Individually)

SUBJECT: Report from the President

A Vital Mission, A Proven Value

This month, we expect our regulator, the Federal Housing Finance Agency (“FHFA”), to release a report containing a set of recommendations stemming from its FHLBank System at 100: Focusing on the Future review.  This initiative was announced a year ago, and the first set of public listening sessions took place in September 2022.  The FHFA began the initiative with a a view towards the 100th anniversary of the Federal Home Loan Bank System in 2032, and with the aim of ensuring that the Home Loan Banks are best positioned to continue to act on our mission and meet the needs of our members and the communities we serve.

In those initial listening sessions, and in the year since, the FHFA has heard from numerous System stakeholders as to the importance of our foundational liquidity mission, the stability of our cooperatives and the dependability of our community programs.  Halfway through this endeavor, the importance of the Home Loan Banks was on full display when we answered the liquidity needs of our members during the turbulence of March 2023 – a real world exercise in why the Home Loan Banks matter, and why our role, and our presence, is critical to the stability of the U.S. financial system.

That message was made clear throughout a pair of recent editorials on the Federal Home Loan Bank System.  In ‘The Home Loan Banks’ Mission is Vital.  They Must Stay the Course’, which appeared in the American Banker on August 3, Michael M. Horn wrote:

“The Home Loan Bank System not only reduces risk in the broader financial system, but also helps foster a diverse and vibrant ecosystem of local lenders – one that does not exist in any other country.  This means that virtually every community across the nation has access to a local lender.”

Mr. Horn would certainly know – he served as an Independent Director on our Board for a cumulative total of 30 years, including a decade as Board Chair, ultimately retiring in 2021 as perhaps the longest-serving Director in the history of the Federal Home Loan Bank System.  He also served as the Commissioner of Banking for the State of New Jersey, as well as State Treasurer, so he brings a keen understanding of the importance of financial stability, and a firsthand view of just how the Home Loan Banks help provide it.

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Writing in the Financial Times just over a week later, Mark Williams, a Master Lecturer at Boston University’s Questrom School of Business, and a former bank examiner for the Federal Reserve, also picked up on these key themes.  In his August 14 piece, ‘The U.S. Banking Safety Net Has Proved Its Value’, Williams stated that “The role FHLBs play as an all-season liquidity provider and crisis shock absorber remains essential.”  He also warned that:

“Should the FHLBs’ role as on-demand liquidity provider be curtailed, the banking system would become more brittle and less liquid. The cost of member funding would increase, lending would decline and higher rates would be borne by consumers and businesses nationwide.”

Mr. Williams’ point is key.  The Federal Home Loan Banks do not exist only to serve our members in times of stress, as was the case in March 2023, but in all environments.  The full scope of our role was the topic of the August 18 episode of the Forward Guidance podcast with Jack Farley.  Michael Ericson, president and CEO of the Federal Home Loan Bank of Chicago, and F. Daniel Siciliano, vice chair of the Board of Directors of the Federal Home Loan Bank of San Francisco and a Stanford Law School Fellow, joined Mr. Farley for a wide-ranging conversation titled “The Banking System’s Guardian Angel You’ve Never Heard Of”.  As the summary of the episode states, “few outside the banking world grasp the true importance of the Federal Home Loan Banks.”  At just over 90 minutes, the conversation covers everything from our mission to our members to our collateral practices – a true primer on the System from a pair of experts.

The importance of the Federal Home Loan Banks has not just been recognized on the opinion pages and on podcasts, but also by the rating agencies.  In its most recent report on the FHLBank System, released on July 31, S&P Global stated that it views the System “as one of the most important” U.S. government-related entities.  In noting our “critical public policy role”, the report stated that “the recent banking turmoil highlighted the FHLB System’s importance to the U.S. banking sector.”

Just as Mr. Horn and Mr. Williams did in their editorials, in its report, S&P Global also recognized that the System faces uncertainty from potential changes in the future, and noted that:

“If initiatives were to gain momentum and target substantial changes to the FHLB System such that the role of the FHLB System in housing finance and as a liquidity provider for the U.S. banking system were diminished, we could lower our ratings on the System's debt.”

In its individual report on the FHLBNY issued on the same day, S&P Global maintained its rating of AA+/Stable/A-1+ for our cooperative, and stated:

“During the recent banking sector turmoil, when some banks experienced significant deposit outflows, FHLB NY and the other FHLBs immediately provided liquidity to their members and managed their own funding needs.  We expect FHLB NY and the other FHLBs to maintain their strong financial profiles and controls, provide for members’ additional liquidity needs, support the U.S. housing sector, stay profitable, and build retained earnings.”

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That statement succinctly describes what the Home Loan Banks are meant to do: execute on our foundational mission in both calm markets and periods of stress, support housing and community development, and operate as stable and reliable cooperatives that our members can depend on.  This is how we have operated for more than nine decades, and, as we look ahead to the release of the recommendations stemming from the FHLBank System at 100 initiative, it is how the System must continue to be positioned so that we are able to operate as such well into our second century.

FHLBNY Announces 2023 Affordable Housing Program Grants

On August 22, we made our favorite announcement of the year, reporting on our annual Affordable Housing Program grants.  This year, we announced $42 million in grants in support of 42 housing initiatives to help create or preserve 2,693 affordable homes across our District and beyond.  Our team was especially excited to award three grants in the Caribbean – one in Puerto Rico and two in the U.S. Virgin Islands, the result of significant engagement by our Community Investment group, our Affordable Housing Advisory Council, the Housing Committee of our Board of Directors and, of course, the local organizations committed to delivering housing opportunities on the ground.

Each year, our annual AHP awards stand as a reminder that our ability to execute on our foundational liquidity mission delivers more than just funding to our region’s local lenders and stability to our financial system, but real, tangible and dependable support for vital housing initiatives across our District and beyond. That is because our AHP awards are funded directly through our earnings, and so as we continue to meet our members’ needs throughout the year, we also enhance our ability to meet the needs of the communities we all serve.  The AHP also stands as a testament to the work of the many housing organizations and developers throughout our nation that are devoted to creating better opportunities for those who need them most.  We are always grateful for our ability to partner with our members to support these efforts, and help to create and preserve access to stable and affordable housing, the foundation from which individuals, families and communities grow and flourish.

2023 FHLBNY Director Election Update

We are also always grateful for the support the Affordable Housing Program receives from our Board, not just in approving the annual grant applications, but also in embodying this component of our mission.  This year, seven of our 11 Member Directors represented institutions that partnered with us on a 2023 AHP grant – reflecting the deep commitment to the communities we serve that runs through not only our entire organization, but our membership, as well.

The FHLBNY’s Board is vital to all aspects of our operations, which why it is important for our members to participate in the annual Director Election.  We currently plan to launch the 2023 Director Election process for two Districtwide Independent Director seats and two New York Member Director seats next month.  The FHLBNY has once again partnered with Survey & Ballot Systems to administer the transmission of ballots in connection with our 2023 director election.  To assure your ballot email arrives safely in your email inbox on October 16, 2023, please (if you have not already done so) add the following email address as an approved sender:  noreply@directvote.net.   Handling this matter ahead of time will help ensure a smooth election process.

Your participation in this year’s Director election process is greatly appreciated, and will help continue to keep the Board and the FHLBNY diverse – and strong.  If you have any election questions, please contact our general counsel, Paul Friend, at generalcounsel@fhlbny.com.

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Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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